UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

ANCHIANO THERAPEUTICS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	001-38807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Kiryat Hamada St., PO Box 45032 Jerusalem, Israel	9777401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 (2) 548-6555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing five ordinary shares, no par value per share	ANCN	Nasdaq Capital Market
Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

Anchiano Therapeutics Ltd. (the “Company”) announces that it will hold its 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) at its office at Kendall Square, Building 1400E, Suite 14-105, Cambridge, MA 02139 on March 23, 2020. The Company will distribute a proxy statement, which will include the full version of the proposed resolutions, and a proxy card to all holders of the Company’s ordinary shares and holders of the Company’s American Depositary Shares at the close of business on February 18, 2020, the record date, for the Annual Meeting.

The agenda for the Annual Meeting is as follows: (1) to elect the Board of Directors of the Company (the “Board”); (2) to approve the reappointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors and to authorize the Board to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services; (3) to report on the business of the Company for the fiscal year ended December 31, 2019, including a review of the fiscal 2019 financial statements; and (4) to act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. The holders will consider, among other things, the election of directors proposed by Clal Biotechnology Industries Ltd., a shareholder of the Company, as previously announced.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHIANO THERAPEUTICS LTD.

Date: January 31, 2020	By:	/s/ Dr. Frank G. Haluska
Name: Dr. Frank G. Haluska
Title: Chief Executive Officer